As filed with the Securities and Exchange Commission on June 6, 2003.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

NEXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4675095
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Next, Inc. Common Stock, Option, Warrants and Rights

Plan for Consultants

(Full title of the Plan)

Danny F. Cooke

7625 Hamilton Park Drive

Suite 12

Chattanooga, Tennessee 37421

(Name and address of agent for service)

(423) 296-8213

(Telephone number including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock par value $0.001 per share	2,500,000 shares	$0.495	$1,237,500	$100.12

(1)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average of the bid and asked price of common stock on June 4, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Registrant hereby states that (i) all documents set forth in (a) through (c) below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

(a) Registrant’s latest Annual Report, if any, whether filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and

(c) Description of the Registrant’s common stock contained in the Registration Statement filed under the Exchange Act.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

A corporation also shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Article Sixth of the Corporation’s Amended and Restated Certificate of Incorporation states that the Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended, shall indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities and other matters referred to in or covered by such section and further that the indemnification provided in such Certificate of Incorporation shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7. Exemption from Registration Claimed

Not applicable.

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Item 8. Exhibits

(a) The following exhibits are filed as part of this S-8 Registration Statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit No.	Title
5	Opinion of Miller & Martin LLP regarding the legality of the securities registered.
23.1	Consent of Miller & Martin LLP to the use of its opinion with respect to the legality of the securities being registered hereby contained in Exhibit No. 5 above.
23.2	Consent of Tauber & Balser, P.C.
23.3	Consent of Marcum & Kliegman LLP.

Item 9. Undertakings

(1) The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and 1(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Chattanooga, Tennessee, on the date set forth below.

Dated: June 5, 2003	NEXT, INC. By: /S/ DAN F. COOKE Dan F. Cooke, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Corporation and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAN F. COOKE Dan F. Cooke	Director, Chairman of the Board, and Chief Executive Officer (principal executive officer)	June 5, 2003

/s/ CHARLES L. THOMPSON Charles L. Thompson	Chief Financial Officer (principal financial officer and principal accounting officer)	June 5, 2003

/s/ WILLIAM B. HENSLEY, III William B. Hensley III	Director, President, and Chief Operating Officer	June 5, 2003

/s/ SAL GERACI Sal Geraci	Director	June 5, 2003

/s/ RONALD METZ Ronald Metz	Director	June 5, 2003

/s/ G. MICHAEL CROSS G. Michael Cross	Director	June 5, 2003

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Form S-8 Registration Statement

EXHIBIT INDEX

The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit No.	Title
5	Opinion of Miller & Martin LLP regarding the legality of the securities registered.

23.1	Consent of Miller & Martin LLP to the use of its opinion with respect to the legality of the securities being registered hereby contained in Exhibit No. 5.

23.2	Consent of Tauber & Balser, P.C.

23.3	Consent of Marcum & Kliegman LLP.

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